Exhibit 99.1

Press Release | For Distribution

Zix Closes Acquisition of AppRiver, Creating Leading Cloud-based

Cybersecurity Solutions Provider

DALLAS — February 20, 2019 — Zix Corporation (Zix) (NASDAQ: ZIXI), a leader in email security, has closed its previously announced acquisition of AppRiver, a leading provider of cloud-based cybersecurity solutions, for $275 million in cash, subject to a customary working capital adjustment and reduction for outstanding AppRiver indebtedness, certain accrued items and transaction expenses.

“Today is a significant day for Zix and AppRiver employees, customers, partners, and shareholders, as we complete the acquisition of AppRiver and create one of the leading email and security solutions providers, particularly for the small and mid-size business market,” said David Wagner, Zix’s Chief Executive Officer. “Over the last three years we aligned our business with the growth drivers that are propelling our industry, especially our customers’ migration to the cloud, which is still in its early innings. This acquisition further strengthens that alignment by bolstering our security offerings, expanding our go-to-market channels, and providing a stronger cloud platform to drive even more value for our customers and partners. We’re excited to enter this new chapter of our value creation journey. We will focus on integrating the two businesses, accelerating our growth through channel partners and cross-selling, and increasing our profitability through cost synergies and improved attach rates.”

As previously announced, concurrent with the close of the acquisition, Zix entered into a credit agreement with a syndicate of financial institutions and SunTrust Bank, as administrative agent, for a new five-year $175 million term loan, a $10 million delayed draw term loan facility and a $25 million revolving credit facility. The company also secured a new $100 million convertible preferred equity investment from True Wind Capital. In connection with True Wind’s convertible preferred equity investment, Zix expanded its board of directors to eight members and appointed True Wind Founding Partner James H. Greene, Jr. and True Wind Principal Brandon Van Buren as directors.

As previously disclosed, the Annual Recurring Revenue (ARR) of the combined company (representing the projected future revenue to be generated over the ensuing 12-month period) is approximately $180 million at the time of closing. Zix is targeting ARR of approximately $200 million to $207 million for 2019, which represents an organic growth rate of approximately 11% to 15% year-over-year. Zix management is also expecting revenue of approximately $47 million to $50 million with a 24% adjusted EBITDA margin in the fourth quarter of 2019.

www.zixcorp.com

Press Release | For Distribution

The company will provide more complete guidance on its fourth quarter and full year 2018 earnings call, scheduled for February 28, 2019.

About Zix Corporation

Zix Corporation (Zix) is a leader in email security. Trusted by the nation’s most influential institutions in healthcare, finance and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection, unified information archiving and bring your own device (BYOD) mobile security. Focusing on the protection of business communication, Zix enables its customers to better secure data and meet compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, visit www.zixcorp.com.

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Zix Company Contact Geoff Bibby (214) 370-2241 gbibby@zixcorp.com	Zix Investor Contact Matt Glover and Najim Mostamand, CFA Liolios Group, Inc. (949) 574-3860 ZIXI@liolios.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about future business combination and/or related financing transactions, forecasts of sales, revenue, EBITDA, earnings, earnings per share or similar financial measures, potential benefits of future business combination transactions or strategic relationships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including but not limited to risks or uncertainties related to the acquisition and integration of newly acquired companies and businesses, the company’s taking on significant new indebtedness and/or issuance of significant new equity to finance its acquisitions, market acceptance of both existing and new Zix solutions, changing market dynamics resulting from technological change and innovation as well as ongoing customer migration of IT solutions to the “cloud”, and how privacy and data security laws may affect demand for Zix data protection solutions. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix financial and other results can be found in the risk factors section of Zix’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as those risk factors may be supplemented in subsequent quarterly reports on Form 10-Q.

www.zixcorp.com